                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT  AGREEMENT is made and entered into as of this 26th day of April 2004, by and between CEPTOR  CORPORATION,  a Delaware  corporation with offices at 200  International  Circle,  Suite 5100, Hunt Valley,  Maryland 21030
(the  "Corporation"),  and NORMAN BARTON, an individual  residing at 19 Overshot
Court, Phoenix, MD 21131 (the "Executive"), under the following circumstances:

                                    RECITALS:

         A. The Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

         B. The Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. EMPLOYMENT. The Corporation hereby employs the Executive and the Executive  hereby  accepts  employment  as an executive of the  Corporation, subject to the terms and conditions set forth in this Agreement.

         Section 2. DUTIES.  The  Executive  shall serve as the  Executive  Vice
President  and Chief  Medical  Officer  of the  Corporation  with  such  duties, responsibilities  and  authority as are  commensurate  and  consistent  with his position,  as may be,  from  time  to  time,  assigned  to him by the CEO of the
Corporation.  The Executive shall report directly to the CEO. During the term of this Agreement, the Executive shall devote his full business time and efforts to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.  Notwithstanding  the  foregoing,  the  expenditure  of reasonable amounts of time by the Executive for the making of passive personal investments, the  conduct  of  private  business  affairs  and  charitable  and  professional activities  shall  be  allowed,  provided  such  activities  do  not  materially interfere with the services required to be rendered to the Corporation hereunder and do not violate the restrictive covenants set forth in Section 9 below.

         Section3.  TERM OF EMPLOYMENT.  The term of the Executive's  employment hereunder,  unless sooner  terminated as provided  herein (the "Initial  Term"), shall be for a period  of two (2)  years  commencing  on the  date  hereof  (the
"Commencement Date"). The term of this Agreement shall automatically be extended for  additional  terms of one year each (each a "Renewal  Term")  unless  either party gives prior written notice of non-renewal to the other party no later than sixty  (60) days  prior to the  expiration  of the  Initial  Term  ("Non-Renewal
Notice"),  or the then current Renewal Term, as the case may be. For purposes of
this  Agreement,   the  Initial  Term  and  any  Renewal  Term  are  hereinafter collectively referred to as the "Term."

         Section 4. COMPENSATION OF EXECUTIVE.

         4.1  BASE  SALARY.   The   Corporation   shall  pay  the  Executive  as
compensation  for his services  hereunder,  in equal  semi-monthly  or bi-weekly installments  during  the  Term,  the  sum of Two  Hundred  Sixty-Five  Thousand
($265,000) Dollars per annum (the "Base Salary"),  less such deductions as shall be required to be withheld by applicable law and  regulations.  The  Corporation shall  review the Base  Salary on an annual  basis and has the right but not the obligation to increase it, but has no right to decrease the Base Salary.

         4.2  DISCRETIONARY  BONUS.  In addition to the Base Salary set forth in
SECTION 4.1 above,  the Executive  shall be entitled to such bonus  compensation
(in cash,  capital stock or other  property) as a majority of the members of the
Board of Directors of the  Corporation  may determine from time to time in their sole discretion.

         4.3 EXPENSES.  The Corporation shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred or paid by the Executive in the course of his employment,  consistent with the  Corporation's  policy for reimbursement of expenses from time to time.

         4.4 BENEFITS.  The Executive  shall be entitled to  participate in such pension, profit sharing, group insurance,  hospitalization, and group health and benefit plans and all other  benefits and plans as the  Corporation  provides to its senior executives (the "Benefit Plans").

         Section 5. TERMINATION.

         5.1  EVENTS  OF   TERMINATION.   This  Agreement  and  the  Executive's
employment  hereunder shall terminate upon the happening of any of the following events:

              (a) upon the Executive's death;

              (b) upon the Executive's "Total Disability" (as herein defined);

              (c) upon the  expiration of the Initial Term of this  Agreement or any Renewal Term thereof,  if either party has provided a timely notice of non-renewal in accordance with SECTION 3, above;

              (d) at the  Corporation's  option,  upon  sixty  (60)  days  prior written notice to the Executive if without cause;

              (e) at the Executive's option, upon thirty (30) days prior written notice to the Corporation;

              (f) at the  Executive's  option,  in  the  event  of an act by the
         Corporation,  defined in SECTION  5.3,  below,  as  constituting  "Good
         Reason" for termination by the Executive; and

              (g) at the  Corporation's  option,  in the  event of an act by the
         Executive,  defined in SECTION 5.4, below, as constituting  "Cause" for termination by the Corporation.

         5.2 TOTAL  DISABILITY.  For purposes of this  Agreement,  the Executive shall be deemed to be suffering  from a "Total  Disability" if the Executive has failed to perform his  regular and  customary  duties to the  Corporation  for a period of 180 days out of any  360-day  period and if before the  Executive  has become "Rehabilitated" (as herein defined) the CEO determines that the Executive is  mentally or  physically  incapable  or unable to  continue  to perform  such
regular  and  customary  duties  of  employment.   As  used  herein,   the  term
"Rehabilitated"  shall  mean such time as the  Executive  is  willing,  able and commences to devote his time and energies to the affairs of the  Corporation  to the extent and in the manner that he did so prior to his Disability.

         5.3 GOOD REASON. For purposes of this Agreement, the term "Good Reason"
shall mean that the Executive has resigned due to the failure of the Corporation to meet any of its obligations to the Executive  hereunder,  and failure to cure the same  within  thirty  (30) days  following  Executive's  delivery  of notice specifying the breach(es) by the  Corporation  which failures by the Corporation include:  (i) failure to permit the Executive to exercise authority with respect to the matters  delegated to the Executive  under EXHIBIT A hereto;  or (ii) the
Corporation  has failed to meet any of its  obligations  to the Executive  under this or any other agreement between the Corporation and the Executive.

         5.4 CAUSE. For purposes of this Agreement,  the term "Cause" shall mean material,  gross  and  willful  misconduct  on  the  part  of the  Executive  in connection with his employment duties hereunder or commission of a felony or act of dishonesty resulting in material harm to the Corporation by the Executive.

         Section 6. EFFECTS OF TERMINATION.

         6.1 DEATH. Upon termination of the Executive's  employment  pursuant to
Section 5.1 (a), the Executive's  estate or  beneficiaries  shall be entitled to the following severance benefits:  (i) three (3) months' Base Salary at the then current rate,  payable in a lump sum, less withholding of applicable  taxes; and
(ii) continued  provision for a period of one (1) year following the Executive's death  of  benefits  under  Benefit  Plans  extended  from  time  to time by the
Corporation to its senior executives.

         6.2 TOTAL  DISABILITY.  Upon termination of the Executive's  employment pursuant to SECTION  5.1(b),  the  Executive  shall be entitled to the following severance benefits:  (i) thirty-six (36) months' Base Salary at the then current rate, to be paid from the date of  termination  until paid in full in accordance with  the  Corporation's  usual  practices,  including  the  withholding  of all applicable  taxes;  (ii) continued  provision  during said thirty-six (36) month period of the benefits  under  Benefit  Plans  extended from time to time by the
Corporation to its senior  executives;  and (iii) payment on a prorated basis of any  bonus  or other  payments  earned  in  connection  with  the  Corporation's then-existing  bonus plan in place at the time of  termination.  The Corporation may credit  against such amounts any proceeds paid to Executive  with respect to any disability policy  maintained for his benefit.

         6.3 EXPIRATION OF TERM. Upon termination of the Executive's  employment pursuant to SECTION 5.1(c),  where the Corporation has offered to renew the term of the  Executive's  employment  for an  additional  one (1) year period and the
Executive  chooses  not to  continue  in the  employ  of  the  Corporation,  the
Executive shall be entitled to receive only the accrued but unpaid  compensation and vacation pay through the date of termination and any other benefits  accrued to him  under any  Benefit  Plans  outstanding  at such  time.  In the event the
Corporation  tenders  Non-Renewal  Notice to the  Executive,  then the Executive shall  be  entitled  to  the  same  severance  benefits  as if  the  Executive's employment  were  terminated  pursuant  to  SECTION  5.1(d) or  SECTION  5.1(f);
provided,  however,  if  such  Non-Renewal  Notice  was  triggered  due  to  the
Corporation's  statement that the  Executive's  employment was terminated due to
SECTION  5.1(e)  (for  "Cause"),  then  payment of  severance  benefits  will be contingent  upon a  determination  as to whether  termination  was  properly for
"Cause."

         6.4 BY CORPORATION  WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. Upon
termination of the Executive's employment pursuant to SECTION 5.1(d) or (f), the
Executive shall be entitled to the following severance benefits: (i) twelve (12)
months'  Base  Salary  at the then  current  rate,  to be paid  upon the date of termination  of  employment in monthly  installments,  less  withholding  of all applicable  taxes;  (ii) continued  provision for a period of twelve (12) months after the date of  termination of the benefits under Benefit Plans extended from time to time by the Corporation to its senior executives; and (iii) payment on a prorated  basis of any bonus or other  payments  earned in  connection  with any bonus  plan to  which  the  Executive  was a  participant  as of the date of the
Executive's termination of employment.

         6.5 BY CORPORATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON.  Upon
termination of the Executive's employment pursuant to SECTION 5.1(e) or (g), the
Executive shall be entitled to the following severance benefits: (i) accrued and unpaid  Base Salary and  vacation  pay  through  the date of  termination,  less withholding of applicable taxes; and (ii) continued  provision,  for a period of one (1) month after the date of the  Executive's  termination of employment,  of benefits  under  Benefit  Plans  extended  to  the  Executive  at  the  time  of termination.

         6.6 DUTY TO MITIGATE.  The  Executive  shall be obligated to seek other employment  in  order to  mitigate  his  damages  resulting  from his  discharge pursuant to SECTIONS 5.1(d), (e), (f) or (g), provided that such employment need not be taken at a level below  executive vice president or chief medical officer of a  subsequent  company.  Any  payments  required to be made  hereunder by the
Corporation to the Executive shall continue to the Executive's  beneficiaries in the event of his death until paid in full.

         Section 7. VACATIONS.  The Executive shall be entitled to a vacation of four (4) weeks per year,  during  which period his salary shall be paid in full.
The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually  convenient.  Any vacation not taken in one (1) year shall not accrue,  provided that if vacation is not taken due to the Corporation's business necessities,  up to two (2) weeks' vacation may carry over to the subsequent year.

         Section  8.  DISCLOSURE  OF  CONFIDENTIAL  INFORMATION.  The  Executive
recognizes,  acknowledges  and agrees that he has had and will  continue to have access  to  secret  and  confidential  information  regarding  the  Corporation, including  but not  limited  to, its  products,  formulae,  patents,  sources of supply,  customer  dealings,  data,  know-how and business plans,  provided such information is not in or does not hereafter become part of the public domain, or become  known  to  others  through  no  fault of the  Executive.  The  Executive acknowledges that such information is of great value to the Corporation,  is the sole  property of the  Corporation,  and has been and will be acquired by him in confidence.  In consideration  of the obligations  undertaken by the Corporation herein,  the  Executive  will not, at any time,  during or after his  employment hereunder, reveal, divulge or make known to any person, any information acquired by the  Executive  during  the  course of his  employment,  which is  treated as confidential  by the  Corporation,  and not otherwise in the public domain.  The provisions of this Section 8 shall survive the Executive's  employment hereunder except in the event of a termination of this  Agreement  pursuant to Section 5.1
(d) or (f), hereof, or as detailed in the provision above. All references to the
Corporation  in Section 8 and Section 9 hereof shall  include any  subsidiary of the Corporation.

         Section 9. COVENANT NOT TO COMPETE.

              (a) The Executive  recognizes that the services to be performed by him  hereunder  are  special,  unique and  extraordinary.  The  parties confirm  that it is  reasonably  necessary  for the  protection  of the
         Corporation that the Executive  agree,  and accordingly,  the Executive does hereby agree,  that he shall not,  directly or indirectly,  at any time during the "Restricted  Period" within the  "Restricted  Area" (as those terms are defined in SECTION 9(e) below):

                    (i) except as provided in  SUBSECTION  (c) below,  engage in the business of acting as an executive of the Corporation engaged in the research, development, production or sale of biotechnology products  (including in the areas of muscular  dystrophy,  sickle cell anemia,  and other specific  indications)  within any of the specific disease  indications  and/or product categories in which the Corporation  has been actively  involved during the period of
               Executive's  employment with the  Corporation,  either on his own
               behalf  or  as  an  officer,  director,   stockholder,   partner,
               consultant,   associate,   employee,   owner,  agent,   creditor,
               independent  contractor,  or co-venturer  of any third party;  or
               (ii) not to  solicit  to  employ or  engage,  for or on behalf of himself  or  any  third  party,  any  employee  or  agent  of the
               Corporation.

              (b) The  Executive  hereby  agrees  that he will not,  directly or indirectly, for or on behalf of himself or any third party, at any time during the Term and during the Restricted  Period solicit any customers of the Corporation  with respect to products  competitive with products then being sold by the Corporation.

              (c) If any of the  restrictions  contained in this SECTION 9 shall be deemed to be  unenforceable  by reason of the  extent,  duration  or geographical  scope thereof,  or otherwise,  then the court making such determination  shall have the right to reduce  such  extent,  duration, geographical scope, or other provisions hereof, and in its reduced form this  Section  shall then be  enforceable  in the  manner  contemplated hereby.

              (d) This SECTION 9 shall not be construed to prevent the Executive from owning,  directly or indirectly,  in the aggregate,  an amount not exceeding  five  percent  (5%) of the  issued  and  outstanding  voting securities of any class of any  corporation  whose voting capital stock is  traded  or  listed  on a  national  securities  exchange  or in the over-the-counter market.

              (e) The term "Restricted Period," as used in this SECTION 9, shall mean the period of the Executive's  actual employment  hereunder,  plus twelve (12) months  after the date the  Executive is actually no longer employed by the Corporation. The term "Restricted Area" as used in this
         Section 9 shall mean the continental United States.

              (f) The provisions of this SECTION 9 shall survive the termination of the  Executive's  employment  hereunder  and  until  the  end of the
         Restricted  Period as  provided in SECTION  9(e)  hereof  except in the event that this  Agreement is terminated  pursuant to SECTION 5.1(d) or
         (f),   hereof,   in  which  case  such  provisions  shall  not  survive
         termination of this Agreement. In no event shall the terms of Section 9 be  enforceable,  should  the  Corporation  be in default of any of its obligations  to  the  Executive  at the  time  of  his  termination  of employment by the Corporation.

         Section 10. MISCELLANEOUS.

         10.1 INJUNCTIVE RELIEF. The Executive acknowledges that the services to be  rendered by him under the  provisions  of this  Agreement  are of a special, unique and extraordinary  character and that it would be difficult or impossible to replace such services.  Accordingly,  the Executive agrees that any breach or threatened  breach by him of SECTIONS 8 or 9 of this Agreement shall entitle the
Corporation,  in addition to all other legal remedies  available to it, to apply to any  court  of  competent  jurisdiction  to seek to  enjoin  such  breach  or threatened  breach.  The parties  understand  and intend  that each  restriction agreed to by the  Executive  hereinabove  shall be construed  as  separable  and divisible  from  every  other  restriction,  that  the  unenforceability  of any restriction  shall  not limit the  enforceability,  in whole or in part,  of any other  restriction,  and  that  one or more or all of such  restrictions  may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more  restrictive  than permitted by law in the
jurisdiction  in  which  the  Corporation   seeks  enforcement   thereof,   such
restriction  shall be  limited  to the extent  permitted  by law.  The remedy of injunctive  relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Corporation may have at law or in equity.

         10.2 ASSIGNMENTS.  Neither the Executive nor the Corporation may assign or  delegate  any of their  rights or duties  under this  Agreement  without the express  written  consent of the other;  provided  however that the  Corporation shall have the right to delegate  its  obligation  of payment of all sums due to the Executive  hereunder,  provided that such  delegation  shall not relieve the
Corporation of any of its obligations hereunder.

         10.3 ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and  complete  understanding  and  agreement  of the parties with respect to the
Executive's  employment by the Corporation,  supersedes all prior understandings and  agreements,  whether  oral  or  written,  between  the  Executive  and  the
Corporation,  and  shall  not be  amended,  modified  or  changed  except  by an instrument  in writing  executed by the party to be charged.  The  invalidity or partial  invalidity  of one or more  provisions  of  this  Agreement  shall  not invalidate any other provision of this  Agreement.  No waiver by either party of any  provision or condition to be performed  shall be deemed a waiver of similar or  dissimilar  provisions  or  conditions  at the  same  time or any  prior  or subsequent time.

         10.4 BINDING  EFFECT.  This Agreement shall inure to the benefit of, be binding upon and enforceable  against,  the parties hereto and their  respective successors, heirs, beneficiaries and permitted assigns.

         10.5  HEADINGS.  The  headings  contained  in  this  Agreement  are for convenience  of  reference  only and shall not affect in any way the  meaning or interpretation of this Agreement.

         10.6 NOTICES. All notices,  requests,  demands and other communications required or  permitted  to be given  hereunder  shall be in writing and shall be deemed to have been duly given when personally delivered,  sent by registered or certified  mail,  return  receipt  requested,  postage  prepaid,  or by  private overnight  mail service (e.g.  Federal  Express) to the party at the address set forth above or to such other address as either party may  hereafter  give notice of in accordance  with the provisions  hereof.  Notices shall be deemed given on the  sooner  of the date  actually  received  or the  third  business  day after sending.

         10.7 GOVERNING  LAW. This Agreement  shall be governed by and construed in accordance  with the laws of the State of Maryland  without  giving effect to such  State's  conflicts  of laws  provisions  and  each of the  parties  hereto irrevocably  consents  to the  jurisdiction  and venue of the  federal and state courts located in the State of Maryland.

         10.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more  counterparts,  each of which  shall be deemed an  original,  but all of which together shall constitute one of the same  instrument.  The parties hereto have executed this Agreement as of the date set forth above.

CORPORATION:                              EXECUTIVE:

CEPTOR CORPORATION                        Norman Barton, MD, PhD

By:/s/ William H. Pursley                 /s/ Norman Barton
   ----------------------                 --------------------------------
                                          Signature

Title: Chief Executive Offiver
       -----------------------

                                    EXHIBIT A

The Executive  Vice  President is a key member of the  management  team who will assist  the  Chief  Executive  Officer  with the  advancement  of the  company's
Research and Development programs and commercial platform.  The EVP will provide
executive   leadership  in  all  major  technical  areas  essential  to  product development,  operations and commercial  development.  The latter includes basic research and development,  clinical research and medical affairs, manufacturing, regulatory  affairs and quality systems.  Specific  responsibilities  are listed below:

     o    Provide  direction to and  oversight of the  preclinical  and clinical
          research   programs  and  assure  their  alignment  with  the  overall commercial strategy as formulated by the CEO.

     o    Develop and  implement a regulatory  strategy for product  approval in collaboration  with the CEO and external  advisors.  Provide oversight
          during   interactions  with  the  FDA  and  international   regulatory
          agencies.

     o    Supervise  interactions  with  external  vendors  required for product
          development    including    manufacturing    and   contract   research
          organizations both domestically and internally.

     o    Develop and implement quality systems that are in full compliance with regulatory requirements.

     o    Develop and nurture  relationships  with the investigative and medical
          communities   that  further   product   development   and   commercial
          initiatives.